UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 31, 2022
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2022 (the “Effective Date”), Chimerix, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”), by and between the Company, as borrower, and Silicon Valley Bank, as the lender (the “Lender”). The Loan Agreement provides for a four-year secured revolving loan facility (the “Credit Facility”) in an aggregate principal amount of up to $50.0 million. Proceeds from the Credit Facility may be used for working capital and general corporate purposes.

The Company entered into the Loan Agreement to increase its financial flexibility by, among other things, providing a non-dilutive source of capital that can be drawn on to support its future working capital needs in light of the previously disclosed potential entry into a sole source contract with the Biomedical Advanced Research and Development Authority (“BARDA”). The Company has no obligation to draw down any amount under the Credit Facility, and did not draw down any amount on the Effective Date. The Company views the Credit Facility as a resource that will supplement its financial position by providing an alternative source of capital that can be utilized on an as-needed basis, for example, in advance of an anticipated (or future) shipment of TEMBEXA treatment courses to BARDA into the U.S. Strategic National Stockpile over the term of the Credit Facility.

The Company may borrow, repay and re-borrow funds under the Credit Facility without a prepayment penalty until January 31, 2026 (the “Maturity Date”), at which time the Credit Facility expires, and all outstanding revolving loans under the Credit Facility, together with all accrued and unpaid interest, must be repaid. No exit fee exists upon expiration of the Credit Facility on the Maturity Date. Subject to the satisfaction of certain liquidity ratios, the full $50.0 million of the Credit Facility will be available for the Company to borrow on a non-formula basis. If the Company is unable to meet these liquidity ratios, then availability under the Credit Facility is determined based on a borrowing base equal to percentages of certain accounts receivable and certain purchase orders (which include prospective options for BARDA to procure TEMBEXA treatment courses) for the Company’s goods in accordance with a formula set forth in the Loan Agreement.

Borrowings under the Credit Facility accrue interest at a floating per annum rate of the greater of (i) 1.50% above the Prime Rate (as defined below) and (ii) 4.75%. Prime Rate is defined as the rate of interest per annum published in The Wall Street Journal or any successor publication thereto as the “prime rate”. If such rate of interest from The Wall Street Journal becomes unavailable, the “Prime Rate” shall mean the rate of interest per annum announced by the Lender as its prime rate in effect. In each case, in the event such prime rate is less than zero, such rate shall be deemed to be zero for purposes of the Loan Agreement. The Company must also pay an unused line fee equal to 0.25% per annum on the unused portion of the Credit Facility, payable quarterly in arrears. Upon the termination of the Loan Agreement for any reason prior to the Maturity Date, the Company will be required to pay to the Lender an early termination fee of $0.5 million. The Loan Agreement also requires the Company to pay the Lender a non-refundable commitment fee of $0.5 million, payable in four equal installments beginning on the Effective Date and each anniversary of the Effective Date thereafter until January 31, 2025.

The Company’s obligations under the Loan Agreement are secured by a first lien on substantially all assets of the Company other than the Company’s intellectual property, with a negative pledge on the Company’s intellectual property.

The Loan Agreement contains customary affirmative and negative covenants and customary events of default that permit the Lender to accelerate the Company’s outstanding obligations under the Loan Agreement, all as set forth in the Loan Agreement. The Loan Agreement also contains financial covenants requiring the Company to maintain specified liquidity and cash levels at certain times as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the potential benefits of the Credit Facility to the Company’s operations and financial position, the timing of the entry into any such agreement with BARDA and the final terms of such agreement, and the Company’s plans with regards to future borrowings under the Credit Facility. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: January 31, 2022
	By:	/s/ Michael T. Andriole
Michael T. Andriole
Chief Business and Financial Officer